WINDSORTECH, INC.

                          ACTION BY CONSENT IN WRITING
                          OF A MAJORITY OF SHAREHOLDERS

         The undersigned, being the holders of a majority of the issued and outstanding shares of WindsorTech, Inc., a Delaware Corporation (the "Corporation"), consent to the following resolution in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and the Tenth Paragraph of the Amended and Restated Certificate of Incorporation of WindsorTech, Inc. dated April 25, 2002 with the full force and effect as if the resolutions set forth herein had been duly adopted at a meeting of the shareholders.

         WHEREAS, it has been deemed advisable by the officers and directors of the Corporation and in the best interest of the Corporation to increase the number of shares which the Corporation is authorized to issue from 35 million shares of Common Stock, par value $.01 per share, to 55 million shares of Common Stock, par value $.01 per share;
         NOW THEREFORE BE IT

         RESOLVED, that the Amended and Restated Certificate of Incorporation of WindsorTech, Inc. be amended to increase the number of shares which the Corporation is authorized to issue from 35 million shares of Common Stock, par value $.01 per share, to 55 million shares of Common Stock, par value $.01 per share; and be it further

         RESOLVED, that the President and Secretary shall be authorized to take all necessary and advisable action to amend Paragraph Tenth of the Amended and Restated Certificate of Incorporation of WindsorTech, Inc. in accordance herewith and to file a Certificate of Amendment with the State of Delaware to effect such amendment in compliance with the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the undersigned Shareholders of the Corporation have executed this consent on this 17th day of September, 2004.



         /s/ Marc Sherman                     /s/ Edward L. Cummings
         ---------------------------          -----------------------------
         Marc Sherman                         Edward L. Cummings


         /s/ Joel L. Owens                    /s/ Andrew Worden
         ---------------------------          -----------------------------
         Joel L. Owens                        Barron Partners, LP
                                              By Andrew Worden, General Partner

         /s/ Carl C. Saracino                 /s/ Michael P. Sheerr
         ---------------------------          -----------------------------
         Carl C. Saracino                     Michael P. Sheerr